UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01                                           Entry Into a Material Definitive Agreement

On August 29, 2017, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) signed a distributor agreement, effective as of August 23, 2017, with Megapharm Ltd., an Israeli Corporation (“Megapharm”), under which we granted Megapharm the exclusive rights to distribute Endari™ (L-glutamine oral powder) in Israel and the Palestinian Authority, or the territories.

The term of the distributor agreement is for seven years from the product registration approval in the territories, unless earlier terminated as provided therein, and will renew automatically for successive one-year terms unless terminated by either party by written notice to the other party no less than 60 days prior to the date the term would renew.

In the distributor agreement, Megapharm agrees to use its reasonable best efforts to actively and diligently promote the sale of Endari™ in the territories and to maintain a competent and experienced sales force to serve each of the territories.  Megapharm also agrees in the distributor agreement to purchase from us specified annual minimum quantities of Endari™ during each of the first five years of the term.

The distributor agreement contains customary representations and warranties of the parties and customary mutual indemnification provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ WILLIS C. LEE
	Name:	Willis C. Lee
	Title:	Chief Operating Officer